UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2002

Commission file number 1-5270

SOFTNET SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-1817252

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

650 Townsend Street, Suite 225
San Francisco, California 94103

(Address of principal executive offices)

(415) 365-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

The Company has received a Staff Determination from Nasdaq indicating Nasdaq’s position that the Company does not have ongoing business operations and therefore does not meet the requirements for continued listing. The Company has appealed this notification and requested a hearing and the Nasdaq Staff has indicated that a delisting of the Company’s securities will be stayed pending outcome of the hearing.

A copy of the press release concerning this announcement is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits. The following document is filed as an exhibit to this report:

1.	Exhibit 99.1 — Press Release dated May 28, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoftNet Systems, Inc. (Registrant)

Date: May 28, 2002	By:

George L. Hernandez Acting Chief Operating Officer; Vice President, Finance and Administration; and Secretary

SoftNet Systems, Inc.
Exhibit Index
to Form 8-K

Exhibit No.	Description

99.1	Press Release dated May 28, 2002